                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants of FiberNet Telecom Group, Inc. and Devnet L.L.C, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                       /s/ Arthur Andersen LLP
                                       Arthur Andersen LLP

New York, New York
August 14, 2000